EXHIBIT 5.1

March 16, 2023

Dermata Therapeutics, Inc.

3525 Del Mar Heights Rd., #322

San Diego, CA 92130

Ladies and Gentlemen:

We have acted as counsel to Dermata Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with (i) the preparation and filing of the Registration Statement on Form S-1 (Registration No. 333-270195) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), dated March 1, 2023 (as so filed, the “Initial Registration Statement”), and the related prospectus contained therein (the “Prospectus”), (ii) the preparation and filing of the amendment to the Initial Registration Statement, filed on the date hereof (the “Amended Registration Statement,” and, together with the Initial Registration Statement, the “Registration Statement”), relating to the issuance and sale by the Company of (x) up to (i) $8,000,000 of (A) shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), (B) pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”), (C) the shares of Common Stock issuable from time to time upon exercise of the Pre-funded Warrants (the “Pre-Funded Warrant Shares”), (D) Series A warrants to purchase shares of Common Stock (the “Series A Warrants”), (E) shares of Common Stock issuable from time to time upon exercise of the Series A Warrants (the “Series A Warrant Shares”), (F) Series B warrants to purchase shares of Common Stock (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”), (G) shares of Common Stock issuable from time to time upon exercise of the Series B Warrants (the “Series B Warrant Shares” and together with the Series A Warrant Shares, the “Warrant Shares”), (H) warrants to purchase shares of Common Stock issuable to the placement agent in the offering (the “Placement Agent Warrants”), and (I) shares of Common Stock issuable from time to time upon exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares”). The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Warrants, the Warrant Shares, the Placement Agent Warrants, and the Placement Agent Warrant Shares (collectively, the “Securities”) are to be issued and sold by the Company pursuant to the Registration Statement.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assume the accuracy of, the representations and warranties set forth in the securities purchase agreement, and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company.

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Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that (i) the Shares have been duly authorized for issuance, and when issued and paid for in accordance with the terms of the Prospectus, the Shares will be validly issued, fully paid and non-assessable, (ii) when the Warrants are duly executed and delivered by the Company and paid for by the purchasers in accordance with the terms of the Prospectus, such Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles, (iii) when the Pre-Funded Warrants are duly executed and delivered by the Company and paid for by the purchasers in accordance with the terms of the Prospectus, such Pre-Funded Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles, (iv) the Warrant Shares have been duly authorized and, when issued upon the due exercise of the Warrants, will be validly issued, fully paid and non-assessable, (v) the Pre-Funded Warrant Shares have been duly authorized and, when issued upon the due exercise of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable, (vi) when the Placement Agent Warrants are duly executed and delivered by the Company and issued to the placement agent in accordance with the terms of the Prospectus, such Placement Agent Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles, and (vii) the Placement Agent Warrant Shares, when issued, sold and paid for in accordance with the terms of the Placement Agent Warrants, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), as currently in effect, and reported judicial decisions interpreting such provisions of the DGCL) and, with respect to the enforceability of the Warrants, the Pre-Funded Warrants and the Placement Agent Warrants, the laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The opinion expressed herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. We undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after that date or for any other reason.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, filed on the date hereof, and to the references to this firm under the caption “Legal Matters” in the Registration Statement. In giving these consents, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Lowenstein Sandler LLP
Lowenstein Sandler LLP

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